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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-159834, 333-59277, 333-95167, 333-65884, 333-117431, 333-40384, 333-135400, and 333-152635 on Form S-8 and Registration Statement Nos. 333-160567 and 333-156245 on Form S-3 of our report dated March 12, 2010 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Heritage Commerce Corp, which report appears in this Annual Report on Form 10-K of Heritage Commerce Corp for the year ended December 31, 2009.

                      Crowe Horwath LLP

Oak Brook, Illinois
March 16, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM